UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) - March 22, 2006 (March 20, 2006)

TELECOM COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-62236	35-2089848
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suites 2412-13, Shell Tower, Times Square, Hong Kong

(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code - (852) 2782 0983

N/A

(Former Name or Former Address, if changed since last report)

Item 5.02.   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Lijian Deng resigned from the Board of Directors of Telecom Communications, Inc. (the “Company”) as of March 20, 2006. Lirong Liu resigned as the Chief Information Officer and from the Board of Directors of the Company as of March 20, 2006. Neither Ms. Liu’s nor Ms. Deng’s resignation involved any disagreements with the Company on any matter relating to the Company’s operations, policies or practices.

The Board of Directors appointed Yan Liu as Vice President and Director of the Company effective as of March 20, 2006. From June 2004 through March 2006, Ms. Liu was the Chief Operating Officer of sinosuper.com ("Sino"). Sino is a website company that is a wholly-owned subsidiary of Wukuang IE Limited (“Wukuang”). On February 28, 2006, the Company signed a non-binding Letter of Intent to acquire 100% of the equity interest of Wukuang. From May 2003 to April 2004, Ms. Liu was the Company’s General Manager of the Marketing and Sales Department. From July 2002 to April 2003, Ms. Liu was the assistant to the Chief Executive Officer of South China Motor Group in Guangzhou, China. From June 1999 to July 2002, she was the director of the Plan Department at Dali Motorcycle Limited in Xinhui City, China. There are no family relationships between Ms. Liu and any other executive officer or director of the Company.

Item 9.   Financial Statements and Exhibits

(c)	Exhibits

	17.1	Resignation Letter of Liu Lirong.

	17.2	Resignation Letter of Lijian Deng.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELECOM COMMUNICATIONS, INC. (Registrant)

Date: March 22, 2006	By:	/s/ Tim T. Chen
Director and CEO (Principal Executive Officer)

INDEX TO EXHIBITS

17.1	Resignation Letter of Liu Lirong.

17.2	Resignation Letter of Lijian Deng.